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                                                                     Exhibit 1.1



                          ASBURY AUTOMOTIVE GROUP, INC.

                         COMMON STOCK (PAR VALUE $0.01)

                                 ---------------

                         FORM OF UNDERWRITING AGREEMENT

                                                                MARCH ...., 2002


Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Robertson Stephens, Inc.
Salomon Smith Barney Inc.
   As representatives of the several Underwriters named in Schedule I hereto
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         Asbury Automotive Group, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in SCHEDULE I hereto (the "Underwriters") an aggregate of . . . . . . .shares and, at the election of the Underwriters, up to . . . .
.. . additional shares of Common Stock, par value $.01 per share ("Stock") of the Company and the stockholders of the Company named in SCHEDULE II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated
herein, to sell to the Underwriters an aggregate of . . . . . . . shares of
Stock. The aggregate of . . . . shares to be sold by the Company and the Selling
Stockholders is herein called "Firm Shares" and the aggregate of . . . . .
additional shares to be sold by the Company is herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares".

         Prior to the First Time of Delivery (as defined below), substantially all of the membership interests in Asbury Automotive Group L.L.C., a Delaware limited liability company ("Asbury Automotive LLC"), will be contributed to the Company and to a wholly-owned subsidiary of the Company pursuant to that
certain Transfer and Exchange Agreement, to be dated as of March   , 2002,
among Asbury Automotive Holdings L.L.C., the Company and the Dealers and Managers parties thereto (the "Transfer and Exchange Agreement"). The transfer of substantially all of the membership interests in Asbury Automotive LLC to the Company and a wholly-owned subsidiary pursuant to the Transfer and Exchange Agreement is hereinafter referred to as the "Transfer".

         1. (a) The Company and Asbury Automotive LLC, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

                  (1) A registration statement on Form S-1 (File No. 333-65998) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and

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         any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

                  (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-1;

                  (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-1;

                  (iv) Neither the Company, Asbury Automotive LLC nor any of their respective subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from


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         any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or membership interests, short-term debt or long-term debt of the Company, Asbury Automotive LLC or any of their respective subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity, members' equity or results of operations of the Company, Asbury Automotive LLC and their respective subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

                  (v) The Company, Asbury Automotive LLC and each of their respective subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus (including, without limitation, such liens imposed under the Credit Agreement, dated as of January 17, 2001, between Asbury Automotive LLC and the lenders named therein, and the wholesale agreement of even date therewith and between such parties (collectively, the "Credit Facility"))or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, Asbury Automotive LLC and each of their respective subsidiaries; and any real property and buildings held under lease by the Company, Asbury Automotive LLC and each of their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, Asbury Automotive LLC and each of their respective subsidiaries, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, and to general equity principles;

                  (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act) of the Company that is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and each significant subsidiary of the Company that is a limited liability company has been duly formed and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of formation;

                  (vii) Asbury Automotive LLC has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority (limited liability company and other) to own its properties and conduct the business of the Company as described in the Prospectus prior to the consummation of the Transfer and to conduct its business as a wholly-owned subsidiary of the Company upon the consummation of the Transfer, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or


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         disability by reason of the failure to be so qualified in any such jurisdiction; each significant subsidiary of Asbury Automotive LLC that is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and each significant subsidiary of Asbury Automotive LLC that is a limited liability company has been duly formed and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of formation;

                  (viii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus under the caption "Description of Capital Stock"; and all of the issued shares of capital stock and all of the issued membership interests of each subsidiary of the Company and Asbury Automotive LLC have been duly and validly authorized and issued, are, in the case of shares of capital stock, fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company or Asbury Automotive LLC, as the case may be, free and clear of all liens (other than liens imposed under the Credit Facility), encumbrances, equities or claims;

                  (ix) All of the issued membership interests of Asbury Automotive LLC have been duly and validly authorized and issued; upon the effective time of the Transfer as provided in the Transfer and Exchange Agreement, 100 percent of the membership interests of Asbury Automotive LLC shall be owned directly or indirectly by the Company;

                  (x) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

                  (xi) The Transfer and Exchange Agreement has been duly authorized by the Company and Asbury Automotive LLC and the Transfer will conform in all material respects to the description thereof contained in the Prospectus;

                  (xii) The issue and sale of the Shares to be sold by the Company, the Transfer and the compliance by the Company and Asbury Automotive LLC with all of the provisions of this Agreement and the Transfer and Exchange Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, Franchise Agreement (as defined herein), framework franchise agreement or other material agreement or instrument to which the Company, Asbury Automotive LLC or any of their respective subsidiaries is a party or by which the Company, Asbury Automotive LLC or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, Asbury Automotive LLC or any of their respective subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, the Certificate of Formation or Limited Liability Company Agreement of Asbury Automotive LLC, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, Asbury Automotive LLC or any of their respective subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares, the consummation of the Transfer or the consummation by the Company and Asbury Automotive LLC of the transactions contemplated by this Agreement and the Transfer


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         and Exchange Agreement, except the registration under the Act of the
         Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                  (xiii) Neither the Company nor any of those of its or Asbury Automotive LLC's subsidiaries that are corporations are in violation of their respective Certificates of Incorporation or By-laws; neither Asbury Automotive LLC nor any of those of its or the Company's subsidiaries that are limited liability companies are in violation of their respective Certificates of Formation or Limited Liability Company Agreements, and neither the Company, Asbury Automotive LLC nor any of their respective subsidiaries are in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument to which they are parties or by which they or any of their properties may be bound;

                  (xiv) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

                  (xv) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company, Asbury Automotive LLC or any of their respective subsidiaries is a party or of which any property of the Company, Asbury Automotive LLC or any of their respective subsidiaries is the subject which, if determined adversely to the Company, Asbury Automotive LLC or any of their respective subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company, Asbury Automotive LLC or any of their respective subsidiaries; and, to the best of the Company's and Asbury Automotive LLC's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (xvi) Neither the Company nor Asbury Automotive LLC is and, after giving effect to the offering and sale of the Shares, neither the Company nor Asbury Automotive LLC will be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (xvii) Arthur Andersen LLP, which has certified certain financial statements of the Company, Asbury Automotive LLC and their respective subsidiaries, and Dixon Odom P.L.L.C., which has certified certain financial statements of Nalley Chevrolet, Inc. and affiliated entities are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

                  (xviii) The Company, Asbury Automotive LLC and their respective subsidiaries have obtained all environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, except where failure to do so would not have a material adverse effect on the current or future consolidated financial position, stockholders' equity, members' equity or results of operations of the Company, Asbury Automotive LLC or any of their respective subsidiaries (a "Material Adverse Effect"); the Company and its subsidiaries are conducting their businesses in compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to be in


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         compliance would not, individually or in the aggregate, have a Material
         Adverse Effect; and neither the Company, Asbury Automotive LLC nor any of their respective subsidiaries are in violation of any federal or state law or regulation relating to the storage, handling, disposal, release or transportation of hazardous or toxic materials, which violation would subject the Company, Asbury Automotive LLC or any of their respective subsidiaries to any liability or disability, except where such violations would not, individually or in the aggregate, have a Material Adverse Effect;

                  (xix) The Company, Asbury Automotive LLC and each of their respective subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all governmental or regulatory authorities that are necessary to own or lease their properties and conduct their businesses as described in the Prospectus, except for such licenses, franchises, permits authorizations, approvals and orders, the failure to obtain which would not, individually or in the aggregate, have a Material Adverse Effect;

                  (xx) The Company, Asbury Automotive LLC and each of their respective subsidiaries are conducting business in compliance with all applicable statutes, rules, regulations, standards, guides and orders administered or issued by any governmental or regulatory authority in the jurisdictions in which it is conducting business, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect;

                  (xxi) The Company, Asbury Automotive LLC or a wholly-owned direct or indirect subsidiary has entered into a franchise agreement with each of the manufacturers listed on Schedule III hereto (collectively, the "Franchise Agreements", and each a "Franchise Agreement"), each of which has been duly authorized, executed and delivered by the Company, Asbury Automotive LLC or such subsidiary, is in full force and effect and constitutes the valid and binding agreement between the parties thereto, enforceable in accordance with its terms, subject to applicable federal and state franchise laws and subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, and to general equity principles; the Franchise Agreements permit the Company, Asbury Automotive LLC or a subsidiary or subsidiaries to operate a vehicle sales franchise at the locations indicated on Schedule III; the Company, Asbury Automotive LLC and their subsidiaries are in compliance with all material terms and conditions of the Franchise Agreements, and, to the best knowledge of the Company and Asbury Automotive LLC, there has not occurred any material default under any of the Franchise Agreements or any event that with the giving of notice or the lapse of time would constitute a material default thereunder; and

                  (xxii) Except as disclosed in the Prospectus, no holders of any securities of the Company or Asbury Automotive LLC have any rights to require the Company or Asbury Automotive LLC to register any securities of the Company under the Act.

         (b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters, the Company and Asbury Automotive LLC that:

                  (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power-of-Attorney and the Custody Agreement and, upon the issuance of the Shares


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         to or on behalf of the Selling Stockholder prior to the First Time of
         Delivery, such Selling Stockholder shall have full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

                  (ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Formation or Limited Liability Company Agreement of such Selling Stockholder if such Selling Stockholder is a limited liability company] or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

                  (iii) Assuming that the shares to be sold by such Selling Stockholder have been validly issued to such Selling Stockholder by the Company, such Selling Stockholder shall have, immediately prior to the First Time of Delivery (as defined in Section 4 hereof), good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

                  (iv) Such Selling Stockholder shall not, during the period beginning from the date hereof and continuing to and including the date two years after the date of the Prospectus, offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman, Sachs & Co.;

                  (v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                  (vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not contain any untrue


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         statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (vii) In order to avoid backup withholding of U.S. Federal income tax on the cash received in connection with the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Internal Revenue Service Form W-9 (or other applicable form or statement specified by applicable regulations of the United States Department of the Treasury in lieu thereof);

                  (viii) Immediately prior to the First Time of Delivery, certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder shall have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by such Selling Stockholder to Ian K. Snow and Tony W. Lee, each as custodian (the "Custodian"), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney"), appointing the persons indicated in SCHEDULE II hereto, and each of them, as such Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

                  (ix) The Shares represented by the certificates to be held in custody for such Selling Stockholder under the Custody Agreement shall be subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder to the extent permitted by applicable law shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney to the extent permitted by applicable law shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

         2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling
Stockholders, at a purchase price per share of $.............., the number of
Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in SCHEDULE II hereto by a fraction, the numerator of


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which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in SCHEDULE I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in SCHEDULE I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Company, as and to the extent indicated in SCHEDULE II hereto, hereby grants to the Underwriters the right to purchase at their election up to ................... Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to Goldman, Sachs & Co., for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Custodian on behalf of each of the Selling Stockholders, as their interests may appear, to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares,
9:30 a.m., New York time, on ............., 2002 or such other time and date as
Goldman, Sachs & Co., the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. to the Company of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(n), will be delivered at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4 and Section 5, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. The Company and Asbury Automotive LLC, jointly and severally, agree with each of the Underwriters:

         (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

         (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

         (c) As soon as practicable on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

         (d) To make generally available to the Company's stockholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

         (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (A) pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement or (B) in connection with acquisitions, provided that such securities shall not exceed in the aggregate 10% of the stock to be outstanding immediately following the offering contemplated hereby and provided, further, that the recipients of such securities agree to be bound by this Section 5(e) for the duration of the 180 day period), without the prior written consent of Goldman, Sachs & Co.;

         (f) To furnish to the Company's stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to the Company's stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

         (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to the Company's stockholders generally or to the Commission);

         (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

         (i) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "Exchange);

         (j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act; and

         (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

         6. The Company, Asbury Automotive LLC and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following:
(i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares;
(iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey;
(iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates;
(vii) the cost and charges of any transfer agent or registrar, and (viii) all other costs and expenses incident to the performance of the obligations of the Company, Asbury Automotive LLC and the Selling Stockholders hereunder which are not otherwise specifically provided for in this Section; and (b) each Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder's obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder; (ii) such Selling Stockholder's pro rata share of the fees and expenses of the Attorneys-in-Fact and the Custodian; and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. It is understood, however, that the Company, and Asbury Automotive LLC shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company or Asbury Automotive LLC for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company, Asbury Automotive LLC and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company, Asbury Automotive LLC and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

         (b) Sullivan & Cromwell, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (c) Cravath, Swaine & Moore, counsel for the Company, shall have furnished to you, in form and substance satisfactory to you, (i) their written opinion, dated such Time of Delivery, to the effect that:

                  (A) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

                  (B) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus;

                  (C) This Agreement has been duly authorized, executed and delivered by the Company;

                  (D) The issue and sale of the Shares being delivered at such Time of Delivery to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any (x) indenture, or loan agreement with a financial institution, or (y) material mortgage, deed of trust, or other agreement or instrument, in the case of the agreements and instruments described in clause (y), known to such counsel, to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any of the property or assets of the Company or any of its significant subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its significant subsidiaries or any of their properties;

                  (E) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; provided that such opinion may be limited to the laws of the United States, the laws of the State of New York and the General Corporation Law and Limited Liability Company Act of the State of Delaware;

                  (F) Each "significant subsidiary" (as defined in Rule 1-02 of Regulation S-X promulgated under the Act) of the Company that is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to (i) rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates, and (ii) exclude from such opinion such liens as are imposed under the terms of the Credit Facility);

                  (G) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                  (H) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the caption "Underwriting" insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair; and

                  (I) The Company is not an "investment company", as such term is defined in the Investment Company Act; and

         (ii) their letter, dated such Time of Delivery, to the effect that:

                  The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and information of a financial or accounting nature therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in paragraph (H) of this
         Section 7(c), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and information of a financial or accounting nature therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and information of a financial or accounting nature therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and information of a financial or accounting nature therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

         (d) General counsel to the Company or other counsel of the Company satisfactory to you shall have furnished to you, in form and substance satisfactory to you, (i) his written opinion, dated such Time of Delivery, to the effect that:

                  (A) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

                  (B) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus;

                  (C) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                  (D) Each significant subsidiary of the Company that is a limited liability company has been duly formed and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of formation; and all of the issued membership interests of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to (i) rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates, and (ii) exclude from such opinion such liens and encumbrances as are imposed under the terms of the Credit Facility);

                  (E) The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not interfere with the use and continued use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use and continued use made and proposed to be made of such property and buildings by the Company and its subsidiaries (in giving the opinion in this clause, such counsel may (i) state that no examination of record titles for the purpose of such opinion has been made, and that they are relying upon a general review of the titles of the Company and its subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company or its subsidiaries, upon opinions of counsel to the lessors of such property and, in respect of matters of fact, upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions, abstracts, reports, policies and certificates,
         (ii) exclude from such opinion liens, encumbrances, defects and exceptions that would not have a Material

         Adverse Effect and (iii) exclude from such opinion such liens and encumbrances as are imposed under the terms of the Credit Facility);

                  (F) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (G) This Agreement has been duly authorized, executed and delivered by the Company;

                           (H) (x) The Company is not in violation of its
                  Certificate of Incorporation or By-laws, nor is it in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or lease or agreement or other instrument to which it is a party or by which it or any of its properties may be bound;

                               (y) To such counsel's knowledge, none of the
                  significant subsidiaries of the Company that are corporations are in violation of their respective Certificates of Incorporation or

                  By-laws, none of the significant subsidiaries of the Company that are limited liability companies are in violation of their respective Certificates of Formation or Limited Liability Company Agreements, and no such significant subsidiary is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, or lease or agreement or other material instrument to which it is a party or by which it or any of its properties may be bound; and


                           (z) To the knowledge of such counsel, none of the
                  subsidiaries of the Company that are not significant subsidiaries are (I) in the case of corporations, in violation of their respective Certificates of Incorporation or By-laws, and (II) in the case of limited liability companies, in violation of their respective Certificates of Formation or Limited Liability Company Agreements, and no such subsidiary is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, or lease or agreement or other material instrument to which it is a party or by which it or any of its properties may be bound;

         provided that such counsel may exclude from such opinion such violations and defaults that would not have a Material Adverse Effect;

         (ii) his letter dated such Time of Delivery, to the effect that:

                  The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and information of a financial or accounting nature therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and information of a financial or accounting nature therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and information of a financial or accounting nature therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and information of a financial or accounting nature therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

         (e) With respect to the First Time of Delivery, the respective counsel for each of the Selling Stockholders, as indicated in SCHEDULE II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel (a draft of each such opinion is attached as ANNEX II hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) A Power-of-Attorney and a Custody Agreement have been duly executed and delivered by such Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder in accordance with their terms;

                  (ii) This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder; and the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power-of-Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Formation or Limited Liability Company Agreement of such Selling Stockholder if such Selling Stockholder is a limited liability company or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

                  (iii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except for those consents that have been duly obtained and are in full force and effect, such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters;

                  (iv) Assuming that the shares to be sold by such selling stockholder have been validly issued to such selling stockholder by the company, immediately prior to such Time of Delivery, such Selling Stockholder had good and valid title to the Shares to be sold at such Time of Delivery by such Selling Stockholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; and

                  (v) Good and valid title to such Shares, free and clear of all liens, encumbrances, or claims, has been transferred to each of the several Underwriters; provided that the Underwriters paid value therefore and have purchased such Shares without notice of an adverse claIm thereto (within the meaning of the Uniform Commercial Code as in effect as of such Time of Delivery in the State of New York).

         In rendering the opinion in paragraph (iv), such counsel may rely upon a certificate of such Selling Stockholder in respect of matters of fact as to ownership of, and liens, encumbrances, or claims on, the Shares sold by such Selling Stockholder, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate. In rendering such opinions such counsel may qualify such opinions by noting that no opinion is expressed as to the validity or enforceability of any provision which purports to provide that the powers granted under a power of attorney will survive the death or incompetence of the principal. Such counsel may also note that it has not been asked to review, nor has it reviewed, nor is it expressing any opinion with respect to the accuracy or completeness of any representation or warranty made by the Selling Stockholder or any other party in the Registration Statement, this Agreement or any document or instrument executed in connection with the transactions contemplated thereby.

         (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Arthur Andersen LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in ANNEX I hereto;

         (g) (i) Neither the Company, Asbury Automotive LLC nor any of their respective subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or membership interests, short-term debt or long-term debt of the Company, Asbury Automotive LLC or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity, members' equity or results of operations of the Company, Asbury Automotive LLC and any of their respective subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

         (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

         (i) The Shares at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

         (j) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each of (i) Asbury Automotive Holdings L.L.C. and
(ii) the persons listed on Schedule IV (such persons, the "Designated
Persons"), substantially to the effect that during the period beginning from the date hereof and continuing to and including the date, (i) in the case of Asbury Automotive Holdings L.L.C., 180 days and (ii) in the case of each Designated Person, two years after the date of the Prospectus, such persons shall not offer, sell, contract to sell or otherwise dispose of any Shares or securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman, Sachs & Co.;

         (k) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

         (l) Prior to the First Time of Delivery, the Transfer and Exchange Agreement shall have been duly authorized, executed and delivered by each of the parties thereto, and the Transfer shall have taken place;

         (m) No legal action challenging the Transfer, the terms of the Transfer and Exchange Agreement or the transactions contemplated thereby shall have been filed and remain outstanding, the effect of which, in the judgment of Goldman, Sachs & Co. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the same manner contemplated by the Prospectus; and

         (n) The Company, Asbury Automotive LLC and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company, Asbury Automotive LLC and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company, Asbury Automotive LLC and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company and Asbury Automotive LLC shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a), (f), (l) and (m) of this Section.

         8. (A) The Company and Asbury Automotive LLC, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company, Asbury Automotive LLC nor Nalley shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

         (b) Each of the Selling Stockholders, and including, in the case of CNC Automotive, L.L.C., Royce Reynolds, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein; and provided further that no Selling Stockholder shall be liable under this Section 8(b) in an aggregate amount greater than the product of (x) the number of Shares purchased by the Underwriters from such Selling Stockholder under Section 2 hereof, TIMES (y) the initial public offering price per Share as set forth on the front cover of the Prospectus.

         (c) Each Underwriter will indemnify and hold harmless the Company, Asbury Automotive LLC and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company, Asbury Automotive LLC and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company, Asbury Automotive LLC or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

         (d) Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless the indemnified party shall have reasonably concluded (with the advice of counsel) that there may be defenses available to it which are different from those or in addition to those available to the indemnifying party, in which case, the indemnifying party shall be responsible for the fees and expenses of counsel for the indemnified party it being understood, however, that the company and the selling stockholders shall not be responsible for the fees and expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
(i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, Asbury Automotive LLC and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, Asbury Automotive LLC and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, Asbury Automotive LLC and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, Asbury Automotive LLC and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Asbury Automotive LLC or the Selling Stockholders in question on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Asbury Automotive LLC, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company, Asbury Automotive LLC and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Company, Asbury Automotive LLC and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company [(including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company)], each officer and director of Asbury Automotive LLC, and to each person, if any, who controls the Company, Asbury Automotive LLC or any Selling Stockholder within the meaning of the Act.

         9. (A) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 6 hereof, the indemnity and contribution agreements in
Section 8 hereof and the obligations of Asbury Automotive LLC in Section 13 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company, Asbury Automotive LLC, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, Asbury Automotive LLC or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company, Asbury Automotive LLC nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 6, 8 and 13 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company and each of the Selling Stockholders pro rata (based on the number of Shares to be sold by the Company and such Selling Stockholder hereunder), will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company, Asbury Automotive LLC and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6, 8 and 13 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by Goldman, Sachs & Co. on behalf of you as the representatives; and in all dealings with any Selling Stockholder hereunder, you, the Company and Asbury Automotive LLC shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in SCHEDULE II hereto; and if to the Company or Asbury Automotive LLC shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company, Asbury Automotive LLC or the Selling Stockholders by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. Asbury Automotive LLC covenants and agrees with the Underwriters that it shall ensure and guarantee the compliance by the Company with all of the Company's obligations hereunder.

         14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, Asbury Automotive LLC and the Selling Stockholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company, Asbury Automotive LLC and each person who controls the Company, Asbury Automotive LLC, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         15. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         18. The Company and the Selling Stockholders are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, without the Underwriters imposing any limitation of any kind.

         If the foregoing is in accordance with your understanding, please sign and return to us ten (10) counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, Asbury Automotive LLC and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, Asbury Automotive LLC and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

         [The remainder of this page has been left blank intentionally]

                  Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

                                   Very truly yours,

                                   Asbury Automotive Group, Inc.


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                   Asbury Automotive Group, L.L.C.


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                   Luther Coggin
                                   C.V. "Jim" Nalley
                                   CNC Automotive, L.L.C.
                                   Royce Reynolds



                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:
                                      As Attorney-in-Fact acting on behalf of
                                      each of the Selling Stockholders named
                                      in Schedule II to this Agreement.


Accepted as of the date hereof
at New York, New York

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
Robertson Stephens, Inc.
Salomon Smith Barney Inc.



By:
   -----------------------------------
         Goldman, Sachs & Co.

On behalf of each of the Underwriters

                                   SCHEDULE I

                                  Total Number       Number of Optional Shares
                                 of Firm Shares          to be Purchased if
         Underwriter             to be Purchased      Maximum Option Exercised
         -----------             ---------------      ------------------------
Goldman, Sachs & Co.............
Merrill Lynch, Pierce, Fenner
   & Smith Incorporated.........
Robertson Stephens Inc..........
Salomon Smith Barney Inc........
Total...........................

















                                  Schedule I-1

                                   SCHEDULE II


                                                       Total Number
                                                      of Firm Shares
                   Underwriter                          to be Sold
                   -----------                          ----------
The Company...................................
The Selling Stockholders(1)...................
     Luther Coggin(a).........................
     C.V. "Jim" Nalley(b).....................
CNC Automotive, L.L.C.(c)
     Total....................................







---------------------

(1) Each Selling Stockholder has appointed Ian K. Snow and Tony W. Lee, and each of them as Attorneys-in-Fact.
(a) This Selling Stockholder is represented by Kirschner & Legler, P.A., 300 Wharfside Way, Jacksonville, Florida 32207.
(b) This Selling Stockholder is represented by The Hines Firm, P.C., 1800 Peachtree Road, N.W., Suite 600, Atlanta, Georgia 30309-2516.
(c) This Selling Stockholder is represented by Brooks, Pierce, McLendon, Humphrey & Leonard, 2000 Renaissance Plaza, 230 North Elm Street, Greensboro, North Carolina.








                                  Schedule II-1

            [TO BE UPDATED TO REFLECT ACQUISITIONS AND DIVESTITURES]

                                  SCHEDULE III


DEALERSHIP                                    FRANCHISE      ADDRESS                           CITY             STATE
Crown Mazda/BMW/Acura                         Acura          8710 W Broad St                   Richmond         VA
Crown Acura                                   Acura          3908 W Wendover Ave               Greensboro       NC
Nalley Acura                                  Acura          1355 Cobb Pkwy S                  Marietta         GA
David McDavid Acura                           Acura          4051 W Plano Pkwy                 Plano            TX
David McDavid Acura of Austin                 Acura          13553 US Hwy 183 N                Austin           TX
Crown Pontiac-GMC                             Audi           3633 W Wendover Ave               Greensboro       NC
Plaza Porsche Audi / Land Rover               Audi           11830 Olive St Rd                 St. Louis        MO
Asbury Atlanta AU LLC                         Audi           11446 Alpharetta Hwy.             Roswell          GA
Crown Mazda/BMW/Acura                         BMW            8710 W Broad St                   Richmond         VA
Crown Pontiac-GMC                             BMW            3633 W Wendover Ave               Greensboro       NC
Coggin Motor Mall                             BMW            4500 US 1 S                       Ft. Pierce       FL
Plaza BMW Cadillac                            BMW            11830 Olive St Rd                 St. Louis        MO
Prestige, Inc.                                BMW            5045 Warden Rd                    N Little Rock    AR
Coggin-Starling Pontiac-GMC-Buick             Buick          2500 N Orange Blossom Trl         Kissimmee        FL
Coggin-Starling Pontiac-GMC-Buick             Buick          4425 W Hwy 192                    Kissimmee        FL
David McDavid Pontiac/Buick                   Buick          3700 W Airport Fwy                Irving           TX
Plaza BMW Cadillac                            Cadillac       11830 Olive St Rd                 St. Louis        MO
Nalley Chevrolet                              Chevrolet      2555 Stewart Ave                  Atlanta          GA
Buddy Hutchinson Chevrolet                    Chevrolet      10880 Philips Hwy                 Jacksonville     FL
Coggin-Starling Chevrolet                     Chevrolet      2500 N Orange Blossom Trl         Kissimmee        FL
Coggin-Starling Chevrolet                     Chevrolet      2500 N Orange Blossom Trl         Kissimmee        FL
Coggin-Starling Chevrolet-Oldsmobile          Chevrolet      3550 W 13 St                      St. Cloud        FL
Coggin-Starling Chevrolet, Oldsmobile         Chevrolet      3551 W 13 St                      St. Cloud        FL
Courtesy Chrysler Jeep                        Chrysler       1728 W Brandon Blvd               Brandon          FL
Hope Auto Company                             Chrysler       1400 N Hervey                     Hope             AR
McLarty Auto Mall                             Chrysler       3232 Summerhill Rd                Texarkana        TX
Mark Escude Daewoo                            Daewoo         915 I-20 S Frontage Rd            Jackson          MS
Crown Dodge                                   Dodge          3710 W Wendover Ave               Greensboro       NC
Nalley Dodge Country                          Dodge          3254 Commerce Ave                 Duluth           GA
Hope Auto Company                             Dodge          1400 N Hervey                     Hope             AR
McLarty Auto Mall                             Dodge          3232 Summerhill Rd                Texarkana        TX
Crown Ford                                    Ford           256 Swain St                      Fayetteville     NC
Deland Ford                                   Ford           2655 N Volusia Ave                Orange City      FL
Hope Auto Company                             Ford           1400 N Hervey                     Hope             AR
North Point Ford                              Ford           4400 Landers Rd                   N Little Rock    AR
McLarty Auto Mall                             Ford           3232 Summerhill Rd                Texarkana        TX
Thomason Damerow Ford                         Ford           12325 SW Canyon Rd                Beaverton        OR
Dee Thomason Ford                             Ford           19405 SE McLoughlin Blvd          Gladstone        OR
Crown Pontiac-GMC                             GMC            3633 W Wendover Ave               Greensboro       NC
Crown Pontiac GMC/Isuzu                       GMC            2501 Capital Blvd                 Raleigh          NC
Coggin Pontiac-GMC                            GMC            9201 Atlantic Blvd                Jacksonville     FL
JW Courtesy Pontiac-GMC Truck                 GMC            3800 W Hillsborough Ave           Tampa            FL
Coggin-Starling Pontiac-GMC-Buick             GMC            2500 N Orange Blossom Trl         Kissimmee        FL
Coggin-Starling Pontiac-GMC-Buick             GMC            4425 W Hwy 192                    Kissimmee        FL
David McDavid GMC/Suzuki                      GMC            3900 W Airport Fwy                Irving           TX


                                 Schedule III-1


DEALERSHIP                                    FRANCHISE      ADDRESS                           CITY             STATE

Asbury Automotive Atlanta, L.L.C.             Hino           2560 Moreland Ave.                Atlanta          GA
Crown Honda                                   Honda          3904 W Wendover Ave               Greensboro       NC
Crown Honda-Volvo                             Honda          1730 US 15-501 North              Chapel Hill      NC
Nalley Honda                                  Honda          4197 Jonesboro Rd                 Union City       GA
Buddy Hutchinson Imports                      Honda          2898 US Hwy 1 S                   St. Augustine    FL
Coggin Honda                                  Honda          9401 Atlantic Blvd                Jacksonville     FL
Deland Honda                                  Honda          1580 S Woodland Ave               Deland           FL
Coggin-Andrews Honda                          Honda          6574 S Orange Blossom Trail       Orlando          FL
Coggin Motor Mall                             Honda          4500 US 1 S                       Ft. Pierce       FL
David McDavid Honda                           Honda          3600 W Airport Fwy                Irving           TX
David McDavid Honda                           Honda          11911 Gulf Fwy                    Houston          TX
Thomason Honda                                Honda          19400 SE McLoughlin Blvd          Gladstone        OR
Courtesy Hyundai                              Hyundai        3800 W Hillsborough Ave           Tampa            FL
Tomason Damerow Hyundai                       Hyundai        13555 SW TV Hwy                   Beaverton        OR
Thomason Hyundai                              Hyundai        17833 SE McLoughlin Blvd          Milwaukee        OR
Infiniti of Tampa                             Infiniti       4612 N Dale Marby Hwy             Tampa            FL
Plaza Infiniti                                Infiniti       755 N New Ballas                  St. Louis        MO
Asbury Atlanta Infiniti L.L.C.                Infiniti       1215 Cobb Parkway                 Marietta         GA
Asbury Automotive St. Louis, L.L.C.           Infiniti                                                          MO
Asbury Automotive Atlanta, L.L.C.        International       2560 Moreland Ave.                Atlanta          GA
                                         Truck & Engine
                                         Corp. (Navistar)
Crown Pontiac GMC/Isuzu                       Isuzu          2501 Capital Blvd                 Raleigh          NC
Courtesy Lincoln-Mercury/Isuzu                Isuzu          9204 Adamo Drive                  Tampa            FL
Thomason Isuzu                                Isuzu          8990 SE McLoughlin Blvd           Milwaukee        OR
Asbury Automotive Atlanta, L.L.C.             Isuzu          2560 Moreland Ave.                Atlanta          GA
Asbury Atlanta Jaguar LLC                     Jaguar         11507 Alpharetta Hwy.             Roswell          GA
Nalley Roswell Jeep                           Jeep           11100 Alpharetta Hwy              Roswell          GA
Courtesy Chrysler Jeep                        Jeep           1728 W Brandon Blvd               Brandon          FL
Hope Auto Company                             Jeep           1400 N Hervey                     Hope             AR
Crown Pontiac-GMC                             Kia            3633 W Wendover Ave               Greensboro       NC
Coggin Kia                                    Kia            8500 Atlantic Blvd                Jacksonville     FL
Courtesy Kia of Brandon                       Kia            9204 Adamo Drive                  Tampa            FL
David McDavid Kia                             Kia            11311 Gulf Fwy                    Houston          TX
Plaza Porsche Audi / Land Rover               Land Rover     11830 Olive St Rd                 St. Louis        MO
Nalley Lexus                                  Lexus          1431 Cobb Pkwy S                  Marietta         GA
Nalley Roswell Lexus                          Lexus          980 Mansell Rd                    Roswell          GA
Plaza Lexus                                   Lexus          11858 Olive St Rd                 St. Louis        MO
Courtesy Lincoln-Mercury/Isuzu                Lincoln        9204 Adamo Drive                  Tampa            FL
Asbury Lincoln Mercury, LLC                   Lincoln        2655 N. Volusia Ave.              Orange City      FL
Plano Lincoln-Mercury, Inc.                   Lincoln        3333 W. Plano Pkwy.               Plano            TX
Hope Auto Company                             Lincoln        1400 N Hervey                     Hope             AR
Premier Autoplaza                             Lincoln        1500 N Shackleford Rd             Little Rock      AR
North Point Ford                              Lincoln        4400 Landers Rd                   N Little Rock    AR
Crown Mazda/BMW/Acura                         Mazda          8710 W Broad St                   Richmond         VA
Buddy Hutchinson Imports                      Mazda          2899 US Hwy 1 S                   St. Augustine    FL
Courtesy Mazda                                Mazda          3800 W Hillsborough Ave           Tampa            FL
Courtesy Mazda of Brandon                     Mazda          9208 Adamo Drive                  Tampa            FL
North Point, Inc.                             Mazda          6030 Landers Rd                   Sherwood         AR


                                 Schedule III-2


DEALERSHIP                                    FRANCHISE      ADDRESS                           CITY             STATE

Thomason Mazda                                Mazda          19470 SE McLoughlin Blvd          Gladstone        OR
Mercedes-Benz of Tampa                        Mercedes       4636 N Dale Marby Hwy             Tampa            FL
Coggin Motor Mall                             Mercedes       4500 US 1 S                       Ft. Pierce       FL
Plaza Mercedes                                Mercedes       11910 Olive St Rd                 St. Louis        MO
Deland Lincoln-Mercury                        Mercury        2655 N Volusia Ave                Orange City      FL
Plano Lincoln-Mercury, Inc.                   Mercury        3333 W. Plano Pkwy                Plano            TX
Courtesy Lincoln-Mercury/Isuzu                Mercury        9204 Adamo Drive                  Tampa            FL
Premier Autoplaza                             Mercury        1500 N Shackleford Rd             Little Rock      AR
North Point Ford                              Mercury        4400 Landers Rd                   N Little Rock    AR
Crown Mitsubishi                              Mitsubishi     3604 W Wendover Ave               Greensboro       NC
Courtesy Mitsubishi                           Mitsubishi     3800 W Hillsborough Ave           Tampa            FL
Mark Escude Mitsubishi                        Mitsubishi     975 I-20 S Frontage Rd            Jackson          MS
Crown Nissan                                  Nissan         3900 W Wendover Ave               Greensboro       NC
Coggin Nissan of Regency                      Nissan         10600 Atlantic Blvd               Jacksonville     FL
Coggin Nissan of the Avenues                  Nissan         10859 Philips Hwy                 Jacksonville     FL
Courtesy Nissan of Tampa                      Nissan         4600 N Dale Marby Hwy             Tampa            FL
Mark Escude Nissan South                      Nissan         905 I-20 S Frontage Rd            Jackson          MS
Mark Escude Nissan North                      Nissan         6080 I-20 N Frontage Rd           Jackson          MS
Premier Autoplaza                             Nissan         1500 N Shackleford Rd             Little Rock      AR
David McDavid Nissan/Olds                     Nissan         11200 Gulf Fwy                    Houston          TX
Thomason Nissan                               Nissan         19505 SE McLoughlin Blvd          Gladstone        OR
Coggin-Starling Chevrolet, Oldsmobile         Oldsmobile     3550 W 13 St                      St. Cloud        FL
Coggin-Starling Chevrolet-Oldsmobile          Oldsmobile     3550 W 13 St                      St. Cloud        FL
David McDavid Nissan/Olds                     Oldsmobile     11200 Gulf Fwy                    Houston          TX
Nalley Motor Trucks                           Peterbilt      2560 Moreland Ave                 Atlanta          GA
Crown Pontiac-GMC                             Pontiac        3633 W Wendover Ave               Greensboro       NC
Crown Pontiac GMC/Isuzu                       Pontiac        2501 Capital Blvd                 Raleigh          NC
Coggin Pontiac-GMC                            Pontiac        9201 Atlantic Blvd                Jacksonville     FL
JW Courtesy Pontiac-GMC Truck                 Pontiac        3800 W Hillsborough Ave           Tampa            FL
Coggin-Starling Pontiac-GMC-Buick             Pontiac        2500 N Orange Blossom Trl         Kissimmee        FL
Coggin-Starling Pontiac-GMC-Buick             Pontiac        4425 W Hwy 192                    Kissimmee        FL
Premier Autoplaza                             Pontiac        1500 N Shackleford Rd             Little Rock      AR
David McDavid Pontiac/Buick                   Pontiac        3700 W Airport Fwy                Irving           TX
Plaza Porsche Audi / Land Rover               Porsche        11830 Olive St Rd                 St. Louis        MO
Thomason Subaru                               Subaru         1404 Main St                      Oregon City      OR
David McDavid GMC/Suzuki                      Suzuki         3900 W Airport Fwy                Irving           TX
Thomason Suzuki                               Suzuki         19490 SE McLoughlin Blvd          Gladstone        OR
Buddy Hutdhinson Toyota                       Toyota         10564 Philips Hwy                 Jacksonville     FL
Courtesy Toyota of Brandon                    Toyota         9210 Adamo Drive                  Tampa            FL
Mark Escude Toyota                            Toyota         955 I-20 S Frontage Rd            Jackson          MS
Prestige, Inc.                                Toyota         5045 Warden Rd                    N Little Rock    AR
Thomason Toyota                               Toyota         19375 SE McLoughlin Blvd          Gladstone        OR
North Point, Inc.                             Volkswagen     6030 Landers Rd                   Sherwood         AR
Crown GVO L.L.C.                              Volvo          4100 W Wendover Ave               Greensboro       NC
Crown Honda-Volvo                             Volvo          1730 US 15-501 North              Chapel Hill      NC
Premier Autoplaza                             Volvo          1499 N Shackleford Rd             Little Rock      AR


                                 Schedule III-3

                                   SCHEDULE IV

(a) Kenneth B. Gilman
    Thomas R. Gibson
    Thomas F. Gilman
    Robert D. Frank
    Thomas Mccollum
    Philip R. Johnson
    Allen T. Levenson
    John C. Stamm
    Jeff Hilsgen
    Timothy C. Collins
    John M. Roth
    Ian K. Snow; and


(b) Each Specified Shareholder, as such term is defined in Section 4.01 of that certain Shareholders Agreement, the form of which has been filed as Exhibit
10.11 to the Registration Statement.


SCHEDULE IV-1

                                                                         ANNEX I

         Pursuant to Section 7(e) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                  (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

                  (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements;

                  (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph
         (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                  (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

                  (v) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (A) (i) the unaudited consolidated statements of
                  income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows


                                    Annex I-1
                  included in the Prospectus for them to be in conformity with generally accepted accounting principles;

                           (B) any other unaudited income statement data and
                  balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

                           (C) the unaudited financial statements which were not
                  included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause
                  (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

                           (D) any unaudited pro forma consolidated condensed
                  financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                           (E) as of a specified date not more than five days
                  prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the representatives of the underwriters (the "Representatives"), or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (F) for the period from the date of the latest
                  financial statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (vi) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and



                                    Annex I-2
         other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.






















                                    Annex I-3